VOTE ON THE INTERNET

Log on to:

www.proxy-direct.com

Follow the on-screen instructions

available 24 hours

VOTE BY PHONE

Call 1-800-337-3503

Follow the recorded instructions

available 24 hours

VOTE BY MAIL

Vote, sign and date this

Proxy Card and return

in the postage-paid envelope

VOTE IN PERSON

Attend Shareholder Meeting

One Financial Center

675 Atlantic Avenue

Boston, Massachusetts 02111

On February 21, 2014

Please detach at perforation before mailing.

PROXY	MET INVESTORS SERIES TRUST	PROXY

CLEARBRIDGE AGGRESSIVE GROWTH PORTFOLIO II

(formerly, Janus Forty Portfolio)

Special Meeting of Shareholders – February 21, 2014

KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the ClearBridge Aggressive Growth Portfolio II (formerly, Janus Forty Portfolio) (“Aggressive Growth II”) of the Met Investors Series Trust (“MIST”) hereby appoints Elizabeth M. Forget, Andrew D. Gangolf and Michael P. Lawlor, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of MIST Portfolio to be held on February 21, 2014, at the offices of MetLife Advisers, LLC, One Financial Center, 675 Atlantic Avenue, Boston, Massachusetts 02111, at 10:00 a.m. Eastern time, and at any adjournment thereof (the “Meeting”), as follows:

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED. THE BOARD OF TRUSTEES OF MIST SOLICITS YOUR PROXY AND RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL. Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

VOTE VIA THE INTERNET: www.proxy-direct.com

VOTE VIA THE TELEPHONE: 1-800-337-3503

Please sign exactly as your name appears at left. Joint owners each should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

YOUR VOTE IS VERY IMPORTANT! PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE TODAY
Signature

Signature of joint owner, if any
, 2014
Date

Please detach at perforation before mailing.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:■

	FOR	AGAINST	ABSTAIN

1.      To approve an Agreement and Plan of Reorganization providing for the sale of the assets of Aggressive Growth II to, and the assumption of the liabilities of Aggressive Growth II by, the ClearBridge Aggressive Growth Portfolio, (“Aggressive Growth”), a series of the Met Investors Series Trust, in exchange for shares of Aggressive Growth and the distribution of such shares to the shareholders of Aggressive Growth II in complete liquidation of Aggressive Growth II.

	☐	☐	☐

To consider and act upon any other matters that properly come before the Meeting and any adjourned or postponed session of the Meeting.

VOTE ON THE INTERNET

Log on to:

www.proxy-direct.com

Follow the on-screen instructions

available 24 hours

VOTE BY PHONE

Call 1-xxx-xxx-xxxx

Follow the recorded instructions

available 24 hours

VOTE BY MAIL

Vote, sign and date this

Voting Instructions Form and

return in the postage-paid envelope

VOTE IN PERSON

Attend Shareholder Meeting

One Financial Center

675 Atlantic Avenue

Boston, Massachusetts 02111

On February 21, 2014

Please detach at perforation before mailing.

VOTING INSTRUCTIONS FORM	MET INVESTORS SERIES TRUST CLEARBRIDGE AGGRESSIVE GROWTH PORTFOLIO II (formerly, Janus Forty Portfolio)	VOTING INSTRUCTIONS FORM

Special Meeting of Shareholders – February 21, 2014

[Insurance Company Name Drop –In]

The undersigned hereby instructs the above Insurance Company (the “Insurance Company”) to vote the shares of the ClearBridge Aggressive Growth Portfolio II (formerly Janus Forty Portfolio) (“Aggressive Growth II”) of Met Investors Series Trust (“MIST”), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of MIST Portfolio to be held at the offices of MetLife Advisers, LLC, One Financial Center, 675 Atlantic Avenue, Boston, Massachusetts 02111, at 10:00 a.m. Eastern Time on February 21, 2014, and at any adjournments or postponements thereof.

The Insurance Company and the Board of Trustees of MIST solicit your voting instructions and recommend that you instruct the Insurance Company to vote “FOR” the Proposal. The Insurance Company will vote the appropriate number of MIST Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Insurance Company will vote FOR the Proposal.

Receipt of the Notice of Special Meeting of Shareholders and the related Prospectus/Proxy Statement is hereby acknowledged.

VOTE VIA THE INTERNET: www.proxy-direct.om

VOTE VIA THE TELEPHONE: 1-xxx-xxx-xxxx

Please sign exactly as your name appears at left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signature of joint owner, if any

, 2014
Date

YOUR VOTE IS VERY IMPORTANT! PLEASE SIGN, DATE AND RETURN THIS VOTING INSTRUCTIONS FORM IN THE ENCLOSED ENVELOPE TODAY

Please detach at perforation before mailing.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:■

FOR	AGAINST	ABSTAIN

1.      To approve an Agreement and Plan of Reorganization providing for the sale of the assets of Aggressive Growth II to, and the assumption of the liabilities of Aggressive Growth II by, the ClearBridge Aggressive

☐	☐	☐

Growth Portfolio, (“Aggressive Growth”), a series of the Met Investors, Series Trust, in exchange for shares of Aggressive Growth and the distribution of such shares to the shareholders of Aggressive Growth II in complete liquidation of Aggressive Growth II.

To consider and act upon any other matters that properly come before the Meeting and any adjourned or postponed session of the Meeting.